SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES
U- ___________

SEE REVERSE FOR CERTAIN DEFINITIONS

AQUASITION CORP.	CUSIP ___________

INCORPORATED UNDER

THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

SHARES OF COMMON STOCK

THIS CERTIFIES THAT
is the owner of	shares of common stock

transferable on the books of AQUASITION CORP. (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The holder of this certificate shall be entitled to receive funds from the trust account only in accordance with the terms of the Investment Management Trust Agreement, dated as of [_______], 2012, by and between the Company and American Stock Transfer and Trust Company, entered into in connection with the Company’s initial public offering.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chief Executive Officer	Secretary

AQUASITION CORP.

CORPORATE

SEAL

2012

REPUBLIC OF THE MARSHALL ISLANDS

AQUASITION CORP.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN  -  as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in accordance with the terms of the Investment Management Trust Agreement, dated as of [_______], 2012, by and between the Company and American Stock Transfer and Trust Company, entered into in connection with the Company’s initial public offering.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.